UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2014

bBooth, Inc.
 (Exact name of registrant as specified in its charter)
Nevada	000-55314	46-1669753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1157 North Highland Avenue, Suite C Hollywood, California		90038
(Address of principal executive offices)		(Zip Code)

(855) 250-2300
 (Registrant's telephone number, including area code)
Not Applicable
 (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
[ ]	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
[ ]	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

EXPLANATORY NOTE
On October 16, 2014, we completed the acquisition of all of the issued and outstanding shares of bBooth (U.S.A.), Inc. (formerly bBooth, Inc.) ("bBooth"), a private Nevada corporation, pursuant to the terms of a Share Exchange Agreement dated August 11, 2014, as amended, among our company and bBooth. We are filing this Amendment No. 1 to the current report on Form 8-K filed on October 22, 2014 to include unaudited interim financial statements of bBooth for the nine month periods ended September 30, 2014 and 2013, and the management's discussion and analysis for bBooth, Inc. for the nine month periods ended September 30, 2014 and 2013 under Item 2.01.  Apart from the foregoing, and consequential amendments to the Item 9.01, no other changes have been made to the Form 8-K as originally filed on October 22, 2014.
ITEM 2.01.                          COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
General
The following management's discussion and analysis should be read in conjunction with bBooth's audited annual and unaudited interim financial statements, and the related notes thereto, that appear elsewhere in this amended current report and in the original current report on Form 8-K filed on October 22, 2014. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include those discussed in this current report and in the section entitled "Risk Factors" in the original current report on Form 8-K filed on October 22, 2014.
bBooth's financial statements are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles accepted in the United States.
Overview
We were incorporated in the State of Nevada on November 27, 2012. Following incorporation, our business related to the development and marketing of "green building" information for homeowners and owners-builders. In January 2013, we formed a Canadian subsidiary, "Global System Designs Inc." in response to Canadian demand for consultative building services. In the second quarter of 2014, we decided to explore alternative business opportunities in order to maximize shareholder value. As a result, we entered into the Share Exchange Agreement with bBooth, which closed on October 16, 2014.
Cutaia Media Group was formed as a limited liability company under the laws of the State of Nevada on December 12, 2012.  On May 19, 2014, bBooth Inc. was incorporated under the laws of the State of Nevada and both entities entered into a Plan of Merger, pursuant to which all of the membership interests of Cutaia Media Group were exchanged at a ratio of one unit of membership interest into one share of common stock of bBooth, which became the surviving entity.
Following the closing of the acquisition of bBooth, our company commenced focusing on the business currently carried on by bBooth, which is the manufacture and operation of internet-connected, kiosk-sized, professional-quality audio-video recording studios, branded and marketed under the name of "bBooth".
Because the operations and assets of bBooth represent substantially our entire business and operations as of the closing date of the acquisition of bBooth, our management's discussion and analysis contained in this current report is based on bBooth's operations.

Product Development
In addition to the 10'x12' sized flagship style bBooths our company is deploying in shopping malls, our company is currently developing a smaller bBooth that will accommodate only 1-3 people.  The smaller booth (currently referred to internally as "bBooth Express") is designed to appeal to a broader demographic looking to record an electronic greeting card or other video recorded message for quick distribution to friends, family and social media followers.  Our marketing research indicates that these consumers don't require professional quality recordings in a completely sound-proof chamber, but are more interested in a fun, social experience.  bBooth Express will be fully automated, requiring no attendant, and its weather-proof compact footprint will allow it to be deployed in many more locations at a far lower cost than the flagship bBooth models.  Cost of production is also expected to be significantly lower than the flagship bBooth models.
Growth
We are preparing for rapid growth following the near-term deployment of our booths, the release of our bMobile app, the airing of one or more of our TV and/or online shows and the media attention we anticipate will result.  Accordingly, management has been focused on the dynamic scalability of its mobile and online infrastructure, vendor/contractor capacity and supply, national-scale staffing and HR capabilities, and the expansion of the management team.  As management believes our products and services have global appeal, management expects that our company will undergo a long sustained growth trend as it implements its international roll-out initiatives.
Industry Trends
Management believes that our company is uniquely well-positioned to enjoy the current industry growth trends of social media, mobile video and video sharing, and online streaming music.
Social Media Growth
Social Media and online content have grown by an average of 900% compound annual growth rate  (ranging from 71% for LinkedIn to 4900% for Pinterest, and includes Facebook, Twitter, WordPress, Tumblr and Google+) since the acquisition of YouTube by Google in 2006 to end of 2012. (Source: dstevenwhite.com)
Mobile Video Growth
Cisco estimates that over two-thirds of the world's mobile data traffic will be video by 2018.  Mobile video is expected to increase 14-fold between 2013-2018, accounting for 69% of total mobile data traffic by the end of 2018.
Streaming Music Growth
Nielsen SoundScan says on-demand streaming services jumped 42% in the first half of 2014 compared to a year ago, soaring to 70.3 million streams.  Sales of digital downloads, meanwhile, dropped 13% to $593.6 million during the first nine months, from $682.2 million the year before.

Conclusion
Management believes bBooth's retail kiosk platform combined with its bMobile app, allowing consumers to easily create and share high quality video content and to interact with music in new ways through a mobile app will position our company at the forefront of the video and music streaming and sharing revolution.  As seen by industry transactions (like Google's acquisition of YouTube in 2006; Disney's acquisition of Maker in 2013; and Apple's purchase of Beats Electronics and music streaming service in 2014; among many other recent transactions), management believes that the market is continuing to ascribe higher and higher valuations for businesses in the sectors occupied by bBooth.
Key Opportunities
We believe there are numerous mobile video sharing and distribution platforms with existing active user bases that range from several million to tens of millions of users that could be acquired by our company through one or more accretive transactions.  Management believes it could integrate such platforms and convert their corresponding users to our higher value proposition bMobile app and our retail bBooth platform effectively accelerating and increasing our revenue generation and earnings capabilities.
Going Concern
As more fully described in Note 2 to bBooth's unaudited interim financial statements for the nine months ended September 30, 2014 and 2013 included with this current report, and in Note 2 to bBooth's audited financial statements included in the original current report on Form 8-K filed on October 22, 2014, our independent registered public accounting firm has included an explanatory paragraph in their report on our financial statements for the year ended December 31, 2013 related to the uncertainty of our ability to continue as a going concern.  We have a significant accumulated deficit and working capital deficit and have incurred losses from continuing operations since inception.  These conditions raise substantial doubt about our ability to continue as a going concern.
Management's plan is to use the financing obtained in connection with the closing of the acquisition of bBooth to continue to expand its operations. If we are not successful in generating revenue and becoming profitable, we may have to further delay or reduce expenses, or curtail operations.  The accompanying financial statements of bBooth do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that could result should our company not continue as a going concern.
Critical Accounting Policies
bBooth's financial statements, which appear at Item 9.01(a) of this current report, have been prepared in accordance with accounting principles generally accepted in the United States, which require that we make certain assumptions and estimates that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period.  On an ongoing basis, management evaluates its estimates, including those related to valuation of the fair value of financial instruments, share based compensation arrangements and long-lived assets.  These estimates are based on historical experience and on various other factors that it believes to be reasonable under the circumstances.  Actual results could differ from those estimates.  For additional information relating to these and other accounting policies, see Note 2 to bBooth's financial statements appearing elsewhere in this current report.

Results of Operations for the Nine Months Ended September 30, 2014 and 2013

	For the Nine Months Ended
	September 30, 2014	September 30, 2013
	(Unaudited)	(Unaudited)

Research and development expense	$41,105	$221,844
General and administrative expense	1,735,315	3,629,258
Loss from operations	(1,776,420)	(3,851,102)
Interest expense	(105,419)	-
Net loss	$(1,881,839)	$(3,851,102)
Revenues
We did not generate any revenue during the nine months ended September 30, 2014 or 2013.
Operating Expenses
Research and development expense. Research and development expenses are primarily expenses to vendors contracted to perform research projects and develop technology for our booths.  The expense is decreasing as the majority of the technological development and design of our booths was incurred during the second half of 2013.
General and administrative expense. For the nine months ended September 30, 2014, our general and administrative expenses consisted primarily of approximately $814,000 for consulting expenses, $187,500 for officer compensation, $152,000 for professional fees, and $98,000 for salary related expenses.  The decrease from the nine months ended September 30, 2013 relates primarily to $2,950,000 of fees to management consultants that were satisfied in 2013 through share-based compensation through the issuance of membership interests in Cutaia Media Group prior to the merger into bBooth. No such grants were issued during the nine months ended September 30, 2014.   This decrease was partially offset by increased expenses in 2014 relating to consulting, payroll and professional fees.
Interest expense. For the nine months ended September 30, 2014, our interest expense amounted to $105,419, which represented accrued interest associated with convertible notes payable issued in June 2014 of $48,456, $5,000 in accrued interest from other notes payables, as well as $51,963 for the amortization of debt issuance costs.  There was no interest expense during the same period in 2013, as we had no interest bearing debt outstanding during that time frame.

Results of Operations for the Years Ended December 31, 2013 and 2012

	Year Ended December 31, 2013 ($)	Period from Inception December 12, 2012 through December 31, 2012 ($)
Total revenues	-	-
Research and development expense	485,429	217,400
General and administrative expense	4,096,118	65,879
Total operating expenses	4,581,547	283,279
Loss from operations	4,581,547	283,279
Interest expense	-	-
Net loss	4,581,547	283,279
Revenues
We did not generate any revenue during the years ended December 31, 2013 and 2012.
Operating Expenses
Research and development expense. Research and development expenses are primarily expenses to vendors contracted to perform research projects and develop technology for our booths.  The expense for the period in 2012 was only for less than a month, and therefore is not comparable to the expense in 2013.  The expense in 2013 represents the major technological development and design of our booths during our development stage.
General and administrative expense. For the year ended December 31, 2013, approximately $3,370,000 of our general and administrative expense is for services to various consultants, the majority of who performed management services.  Approximately $2,950,000 of these costs were satisfied through the issuance of membership interests in Cutaia Media Group prior to the merger into bBooth.   There was an additional $250,000 of officer compensation that was settled through a contribution to capital by the officer.  Professional fees of approximately $78,000 related to legal and accounting services.
Liquidity and Capital Resources
As at September 30, 2014, we had cash of $17,283 and a working capital deficit of $406,950 as compared to cash of $124,224 and a working capital deficit of $123,670 as at December 31, 2013.  The decrease in cash and working capital as of September 30, 2014 resulted from cash flows used in operations offsetting cash inflows associated with the completion of a convertible note financing completed in the second quarter of 2014, as well as capital contributions. We estimate the operating expenses for the next 12 months will continue to exceed any revenues we generate, and we will need to raise capital through either debt or equity offerings to continue operations.
We are in the early stages of our business. We are required to fund growth from financing activities, and we intend to rely on a combination of equity and debt financings.  Due to market conditions and the early stage of our operations, there is considerable risk that our company will not be able to raise such financings at all, or on terms that are not overly dilutive to our existing shareholders.  We can offer no assurance that we will be able to raise such funds.

Operating Activities

	Nine Months Ended	Nine Months Ended
	September 30, 2014 Unaudited ($)	September 30, 2013 Unaudited ($)
Cash used by operating activities	(2,032,623)	(743,630)
Cash from financing activities	2,205,062	930,946
Cash used by investing activities	(279,380)	(9,260)
Net loss	1,881,839	3,851,102

	Year Ended	Period from Inception December 12, 2012 through
	December 31, 2013 Audited ($)	December 31, 2012 Audited ($)
Cash used by operating activities	(1,224,029)	(269,453)
Cash from financing activities	1,377,598	269,453
Cash used by investing activities	(29,345)	-
Net loss	4,581,547	283,279

Operating activities used cash of $2,032,623 during the nine months ended September 30, 2014 as compared to $743,630 during the nine months ended September 30, 2013.  Financing activities provided cash of $2,205,062 during the nine months ended September 30, 2014 compared to $930,946 in the comparable 2013 period, primarily due to proceeds from capital contributions in both periods and the completion of a convertible note financing during the second quarter of 2014.  Investing activities used cash of $279,380 during the nine months ended September 30, 2014, due primarily to deposits paid for bBooth equipment during that period. Investing activities used cash of $9,260 for the comparable period in 2013, due to the purchase of computer and office equipment.
Operating activities used cash of $1,224,029 during the year ended December 31, 2013 as compared to $269,453 during the year ended December 31, 2012.  Financing activities provided cash of $1,377,598 during the year ended December 31, 2013 compared to $269,453 in 2012, primarily due to proceeds from capital contributions.  Investing activities used cash of $29,345 during the year ended December 31, 2013 (2012 - $Nil) due primarily to purchase of computer equipment.  We had no cash used in investing activities during 2012.
Critical Accounting Policies
For a summary of our critical accounting policies, see Note 2 to bBooth's financial statements appearing elsewhere in this amendment to our current report.
Off Balance Sheet Arrangements
We have no off balance sheet arrangements.
Contractual Obligations
We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and are not required to provide the information under this item.

Recently Issued Accounting Pronouncements
In June 2014, the Financial Accounting Standards Board issued Accounting Standards Update ("ASU") 2014-10, Development Stage Entities (Topic 915).  ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders' equity.  ASU 2014-10 is effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted.  Our company has elected to early adopt the provisions of ASU 2014-10 and has removed the related disclosures in the accompanying financial statements and notes.
Our company is evaluating how to apply ASU 605, Revenues from Contracts with Customers, before its effective date, however, as we do not yet have revenue to recognize, it will not have an impact on current results of operations, financial position or cash flows.
ITEM 9.01                          FINANCIAL STATEMENTS AND EXHIBITS
Financial Statements
The following financial statements are filed as an exhibit to this amended current report on Form 8-K/A:
1.	Interim Financial Statements as at September 30, 2014:
•	Report of Independent Registered Public Accounting Firm, Anton & Chia LLP, dated September 19, 2014
•	Balance Sheets as at September 30, 2014 and December 31, 2013 and 2012;
•	Statements of Operations for the nine months ended September 30, 2014 and 2013, the year ended December 31, 2013 and the period from Inception (December 12, 2012) through December 31, 2012;
•	Statement of Changes in Shareholders' Deficit for the period from December 12, 2012 (Inception) to September 30, 2014;
•	Statements of Cash Flows for the nine months ended September 30, 2014 and 2013, the year ended December 31, 2013 and the period from Inception (December 12, 2012) through December 31, 2012; and
•	Notes to Financial Statements.

 Exhibits
The following exhibits are incorporated by reference herein.
Exhibit No.	Description
2.1***
Share Exchange Agreement dated as of August 11, 2014 by and among Global System Designs, Inc, bBooth (USA), Inc. (formerly bBooth, Inc.) and the shareholders of bBooth (USA), Inc. (formerly bBooth, Inc.)

3.1****	Articles of Incorporation
3.2****	Bylaws
3.3**	Certificate of Change
3.4**	Articles of Merger
10.1**	2014 Stock Option Plan
10.2**	Employment Agreement – Aaron Meyerson
14.1**	Code of Ethics and Business Conduct
16.1**	Letter from Messineo & Co., CPAs, LLC
21.1*	Subsidiaries bBooth (USA), Inc. (Nevada) Global System Designs Inc. (Canada)
99.1**	Audited and Interim Financial Statements as at and for the years ended December 31, 2013 and 2012 and for the six months periods ended June 30, 2014 and 2013.
99.2**	Pro Forma Combined Financial Statements as at June 30, 2014 and for the year ended December 31, 2013.
99.3*	Interim Financial Statements as at September 30, 2014.

*	Filed herewith
**	Previously filed as exhibits to the Company's current report on Form 8-K, on October 22, 2014, and incorporated herein.
***	Previously filed as exhibits to the Company's current report on Form 8-K, on August 15, 2014, and incorporated herein.
****	Previously filed as exhibits to the Company's registration statement on Form S-1, on April 8, 2013, File Number 333‑187782 and incorporated herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2014	bBOOTH, INC. By: /s/ Rory J. Cutaia Name: Rory J. Cutaia Title: Chairman and Chief Executive Officer